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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 22, 2000

                               AVANEX CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                      000-29175             94-3285348
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 (STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                            40919 ENCYCLOPEDIA CIRCLE
                            FREMONT, CALIFORNIA 94538
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          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (510) 897-4188

                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5. OTHER EVENTS.

        On May 22, 2000, Avanex Corporation, a Delaware corporation ("Avanex"), Aspen Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Avanex ("Buyer"), and Holographix Inc., a Delaware corporation ("Seller") entered into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which, among other things, Buyer will acquire substantially all of the assets of the Seller in consideration for stock that will be distributed to Seller's stockholder pursuant to a plan of dissolution which has been adopted by the Seller and its stockholders (the "Plan of Dissolution").

        The transaction is subject to certain closing conditions including the approval of the Seller's stockholders and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        The press release announcing this transaction is filed as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

               (a) The financial statements are unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

               (b) The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

               (c)    Exhibits

                      2.1  Asset Purchase Agreement dated as of May 22, 2000.

                      99.1 Text of Press Release dated May 23, 2000.



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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AVANEX CORPORATION
                                       a Delaware corporation


Dated: June 6, 2000                    By: /s/ W. BRIAN KINARD
                                       -----------------------------------------
                                       W. Brian Kinard
                                       Vice President and General Counsel

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                                  EXHIBIT INDEX


Exhibit      Number Description
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
2.1          Asset Purchase Agreement dated as of May 22, 2000.

99.1         Press Release dated May 23, 2000.